Exhibit 28 (j) (1) under Form N-1A
Exhibit (23) under Item 601/Reg. S-K

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in each Prospectus and “Independent Registered Public Accounting Firm” in each Statement of Additional Information in Post-Effective Amendment Number 237 to the Registration Statement (Form N-1A, No. 33-31602) of Federated Hermes Money Market Obligations Trust (formerly, Money Market Obligations Trust), and to the incorporation by reference of our reports, dated December 23, 2020, on Federated Hermes California Municipal Cash Trust (formerly, Federated California Municipal Cash Trust), Federated Hermes New York Municipal Cash Trust (formerly, Federated New York Municipal Cash Trust) and Federated Hermes Institutional Tax-Free Cash Trust (formerly, Federated Institutional Tax-Free Cash Trust) (three of the portfolios constituting Federated Hermes Money Market Obligations Trust (formerly, Money Market Obligations Trust)) included in the Annual Shareholder Reports for the fiscal year ended October 31, 2020.

/s/ Ernst & Young LLP

Boston, Massachusetts

February 22, 2021